UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2021

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series H Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRH	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2021, the Board of Directors (the “Board”) of Sunstone Hotel Investors, Inc. (the “Company”) determined to separate with John V. Arabia, with respect to his role as the Company’s President and Chief Executive Officer. In addition, Mr. Arabia and the Company mutually agreed that he would resign from the Board. These actions were not related to any matter regarding the Company’s financial condition, reported financial results, internal controls or disclosure controls and procedures.

Mr. Arabia’s separation of employment and resignation from the Board are effective immediately. Mr. Arabia and the Company have entered into a general release substantially in the form attached to Mr. Arabia’s Amended and Restated Employment Agreement, dated as of November 1, 2019, filed as exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 12, 2021 (the “Employment Agreement”). The general release contains a mutual acknowledgement that Mr. Arabia’s separation is without “Cause” (as defined in the Employment Agreement) and in exchange for the release of claims Mr. Arabia might have against the Company, Mr. Arabia will receive the payments and benefits provided for under the Employment Agreement.

The Board has appointed Douglas M. Pasquale, currently chairman of the Board, to serve as the Company’s Chief Executive Officer, effective immediately. Mr. Pasquale will be serving as the Chief Executive Officer of the Company on an interim basis while the Board undertakes a search to identify the Company’s next Chief Executive Officer. In connection with Mr. Pasquale’s appointment, the Company and Mr. Pasquale are currently negotiating the terms of his compensation as Chief Executive Officer.

Mr. Pasquale, age 66, brings extensive management and strategic planning experience from his decades-long career in the real estate industry. He currently serves as CEO of Capstone Enterprises, an investment and consulting firm he founded in January 2012. Previously, he served as Senior Advisor to Ventas, Inc. upon the closing of its acquisition of Nationwide Health Properties, Inc. (“NHP”). Prior to the acquisition, Mr. Pasquale served as the Chairman of the Board of NHP from 2009 to 2011, as President and Chief Executive Officer from 2004 to 2011, and as Executive Vice President and Chief Operating Officer from 2003 to 2004. Prior to joining NHP, Mr. Pasquale held executive roles at ARV Assisted Living, Inc., Atria Senior Living Group, Inc., Richfield Hospitality Services, Inc., and Regal Hotels International-North America. In addition to his management experience, Mr. Pasquale serves on the Boards of Alexander & Baldwin, Inc., Terreno Realty Corporation, and Dine Brands Global, Inc. He received his B.S. in Accounting and his M.B.A. from the University of Colorado.

Item 7.01Regulation FD Disclosure.

On September 2, 2021, the Company issued a press release announcing the events described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: September 2, 2021	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer